Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

NRC HEALTH ANNOUNCES FIRST QUARTER 2026 RESULTS

First quarter TRCV* increased 13% year-over-year to $152.1 million

Cash flow from operations increased 8% year-over-year to $7.2 million

LINCOLN, Nebraska, April 28, 2026 —NRC Health (NASDAQ: NRC), a leader in healthcare experience improvement solutions, today announced results for the first quarter 2026.

"We delivered a strong start to 2026, with record Total Recurring Contract Value and our first quarter of year-over-year revenue growth since 2023, reflecting the tangible momentum building across our business,” said Trent Green, CEO of NRC Health. “The signing of the largest deal in our 45-year history is a powerful validation of our strategy and the differentiated value we deliver to health systems navigating an increasingly complex environment. Our new sales and customer retention both reached multi-year highs this quarter, underscoring the trust our customers place in us. As we look ahead, we remain committed to evolving from a measurement partner to a true outcomes driver, helping healthcare organizations turn Human Understanding into measurable, repeatable improvement."

First Quarter 2026 Highlights

●	Revenue: Total revenue was $34.8 million for the three months ended March 31, 2026, up 4% from the prior year
●	Net Income: GAAP net income was $3.2 million, representing 9% of revenue, and Adjusted Net Income* was $4.6 million, representing 13% of revenue
●	Adjusted EBITDA: Adjusted EBITDA* was $9.4 million, representing 27% of revenue
●	Earnings Per Share: GAAP net income per fully diluted share was $0.14 on 21.9 million fully diluted shares; Adjusted net income per diluted share* was $0.21 on 21.9 million fully diluted shares
●	Cash Flow: Net cash flow from operating activities was $7.2 million, representing 21% of revenue; Free cash flow* was $5.4 million, representing 15% of revenue
●	TRCV: Total Recurring Contract Value (TRCV)* was $152.1 million, up 13% year-over-year, and grew sequentially for the sixth consecutive quarter

* These financial measures are defined below under the headings “Non-GAAP Financial Measures” and “Total Recurring Contract Value.” Reconciliations of the non-GAAP measures to their most closely comparable GAAP measures are included in the tables in this release.

© NRC Health

NRC Health Announces First Quarter 2026 Results

April 28, 2026

Dividend Declaration

The Company’s Board of Directors on April 15, 2026, declared a quarterly cash dividend of $0.16 per share. The dividend will be payable on Friday, July 10, 2026, to shareholders of record as of the close of business on Friday, June 26, 2026.

Earnings Call Information

The company will be hosting a conference call to discuss the financial results on Tuesday, April 28, 2026, at 4:30 p.m. ET. A live webcast and replay of the call will be available on the NRC Health Investor Relations website at nrchealth.com/investor-relations.

About NRC Health

For more than 45 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know the patients, families, consumers, employees, and communities they serve on a human level. Guided by its uniquely empathic heritage, human-centered approach, unmatched national market research, and emphasis on consumer preferences, NRC Health is transforming the healthcare experience, creating strong outcomes across the healthcare journey. For more information, email info@nrchealth.com, or visit www.nrchealth.com.

Total Recurring Contract Value

Total Recurring Contract Value, or TRCV, is viewed by management as a leading indicator of our future revenue trends. It represents the total annualized contract value under customer contracts that are in effect or contractually committed as of the most recent quarter-end, based on contractual pricing and term provisions, and expected to be in force over the subsequent 12 months. TRCV is an operating metric and is not a measure of revenue recognized under U.S. GAAP.

Non-GAAP Financial Measures

In addition to consolidated GAAP financial measures, NRC Health reviews various non-GAAP financial measures that management believes to be important in the evaluation of its operating results and performance, including “Adjusted Net Income,” “Adjusted Earnings per Share,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Free Cash Flow,” and “Free Cash Flow Margin.” Reconciliations of GAAP to non-GAAP financial information are provided later in this release.

NRC Health believes Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Free Cash Flow Margin are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as (i) they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of NRC Health’s business, and (ii) the exclusion of non-cash stock compensation is useful for investors applying certain valuation metrics and is consistent with the leverage ratio for our credit facility. Adjusted Net Income represents net income adjusted to add back certain management bonuses and non-cash stock compensation and the related tax. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization, certain management bonuses, and non-cash stock compensation items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by our revenue.

© NRC Health

NRC Health Announces First Quarter 2026 Results

April 28, 2026

NRC Health considers Free Cash Flow to be a measure that provides useful information to management and investors about our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We define Free Cash Flow as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin represents Free Cash Flow divided by our revenue.

There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Media Contact

marketing@nrchealth.com

Investor Contact

ir@nrchealth.com

© NRC Health

NRC Health Announces First Quarter 2026 Results

April 28, 2026

NRC HEALTH

Condensed Consolidated Statements of Income

(In thousands except per share data, unaudited)

	Three months ended March 31,
	2026	2025

Revenue	$34,803	$33,551

Operating expenses:
Direct	13,646	13,057
Selling, general, and administrative	13,419	10,356
Depreciation and amortization	2,169	1,542
Total operating expenses	29,234	24,955

Operating income	5,569	8,596

Other income (expense):
Interest income	35	19
Interest expense	(1,255)	(899)
Other, net	30	7

Total other expense	(1,190)	(873)

Income before income taxes	4,379	7,723

Provision for income taxes	1,157	1,936

Net income	$3,222	$5,787

Earnings per share of common stock:
Basic	$0.14	$0.25
Diluted	$0.14	$0.25

Weighted average shares and share equivalents outstanding:
Basic	21,799	22,972
Diluted	21,911	22,974

© NRC Health

NRC Health Announces First Quarter 2026 Results

April 28, 2026

NRC HEALTH

Condensed Consolidated Balance Sheets

(Dollars in thousands except share amounts and par value)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,547	$4,139
Accounts receivable, net	10,833	11,108
Other current assets	6,604	4,962
Total current assets	19,984	20,209

Property and equipment, net	40,305	40,474
Goodwill	66,152	66,152
Other, net	8,118	8,043
Total assets	$134,559	$134,878

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of notes payable, net of unamortized debt issuance costs	$4,015	$4,014
Accounts payable and accrued expenses	4,809	4,066
Accrued wages and bonuses	6,603	7,218
Deferred revenue	17,192	16,201
Dividends payable	3,606	3,625
Other current liabilities	2,245	1,496
Total current liabilities	38,470	36,620

Notes payable, net of current portion and unamortized debt issuance costs	74,017	75,021
Other non-current liabilities	8,577	9,247
Total liabilities	121,064	120,888

Shareholders’ equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	-	-
Common stock, $0.001 par value; authorized 110,000,000 shares, issued 31,975,649 in 2026 and 31,966,504 in 2025, outstanding 22,536,696 in 2026 and 22,637,252 in 2025	32	32
Additional paid-in capital	185,627	183,880
Retained earnings (accumulated deficit)	(17,682)	(17,298)
Treasury stock	(154,482)	(152,624)
Total shareholders’ equity	$13,495	$13,990
Total liabilities and shareholders’ equity	$134,559	$134,878

© NRC Health

NRC Health Announces First Quarter 2026 Results

April 28, 2026

NRC HEALTH

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three months ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net income	$3,222	$5,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,169	1,542
Deferred income tax expense	(36)	1,860
Reserve for uncertain tax positions	(56)	76
Non-cash share-based compensation expense	1,608	171
Change in fair value of contingent consideration	-	31
Loss on extinguishment of debt	-	67
Amortization of debt issuance costs	27	15
Net changes in assets and liabilities:
Trade accounts receivable	275	(272)
Prepaid expenses and other current and long-term assets	(1,627)	(2,419)
Deferred contract costs, net	(625)	24
Operating lease assets and liabilities, net	(30)	(26)
Accounts payable	942	627
Accrued expenses, wages, and bonuses	(889)	(472)
Income taxes receivable and payable	1,265	(80)
Deferred revenue	935	(285)
Net cash provided by operating activities	7,180	6,646

Cash flows from investing activities:
Capital expenditures	(1,834)	(2,986)
Net cash used in investing activities	(1,834)	(2,986)

Cash flows from financing activities:
Borrowings on notes payable	-	27,738
Payments on notes payable	(1,030)	(28,724)
Borrowings on revolving loan	2,500	8,000
Payments on revolving loan	(2,500)	(4,503)
Payment of debt issuance costs	-	(62)
Payments on finance lease obligations	(3)	(2)
Proceeds from the exercise of share-based awards	139	132
Payment of acquisition contingent consideration	(484)	(280)
Repurchase of shares for treasury	(1,935)	(4,920)
Payment of dividends on common stock	(3,625)	(2,770)
Net cash used in financing activities	(6,938)	(5,391)

Change in cash and cash equivalents	(1,592)	(1,731)
Cash and cash equivalents at beginning of period	4,139	4,233
Cash and cash equivalents at end of period	$2,547	$2,502

© NRC Health

NRC Health Announces First Quarter 2026 Results

April 28, 2026

NRC HEALTH

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

Adjusted Net Income and Adjusted Earnings per Share

	Three months ended March 31,
	2026	2025

Net income	$3,222	$5,787
Add back:
Non-cash stock compensation	1,608	171
Tax on stock compensation	(262)	(43)
Adjusted net income	$4,568	$5,915
Weighted average shares and share equivalents outstanding, diluted	21,911	22,974
Adjusted earnings per share, diluted	$0.21	$0.26

Adjusted EBITDA and Adjusted EBITDA Margin

	Three months ended March 31,
	2026	2025

Net income	$3,222	$5,787
Add back:
Depreciation and amortization	2,169	1,542
Interest expense	1,255	899
Income taxes	1,157	1,936
Non-cash stock compensation	1,608	171
Adjusted EBITDA	$9,411	$10,335
Adjusted EBITDA margin	27.0%	30.8%

Free Cash Flow and Free Cash Flow Margin

	Three months ended March 31,
	2026	2025

Net cash provided by operating activities	$7,180	$6,646
Less:
Capital expenditures	1,834	2,986
Free cash flow	$5,346	$3,660
Free cash flow margin	15.4%	10.9%

© NRC Health